UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 11, 2016, Cellectar Biosciences, Inc. (the “Company”) was notified by Nasdaq that the Company failed to meet the terms required by Nasdaq pursuant to an extension to achieve compliance with Nasdaq Listing Rule 5550(b)(1), requiring a listed issuer to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The notice stated that the Company was entitled to appeal the Nasdaq staff’s determination, and that such appeal would stay any delisting action and the Company’s securities would continue to trade on the Nasdaq Capital Market at least pending the ultimate outcome of the appeal and the expiration of any extension granted by Nasdaq.

In the Company’s Form 10-Q for the period ended June 30, 2015, our stockholders’ equity was $2,373,371. We previously reported in our Form 8-K, filed on August 19, 2015, the receipt of notice from Nasdaq of non-compliance with Rule 5550(b)(1), and the Company’s intention to submit a plan to Nasdaq to regain compliance. That plan was submitted and approved by Nasdaq, and required a number of actions to be completed by February 10, 2016, including the filing of a registration statement with the SEC for a underwritten public offering of equity and the closing of that offering. The registration statement was timely filed, however the Company did not complete the offering by that date. The Company believes that there are sound reasons to obtain a reversal of the Nasdaq Staff determination and a further extension to achieve compliance and expects to initiate an appeal through Nasdaq’s Hearing Panel process. The deadline for requesting the hearing is 4:00 p.m. Eastern time on February 18, 2016.

See our Form 8-K filed on January 26, 2016 regarding the notice of delisting received from Nasdaq with regard to failure to maintain a minimum bid price of $1.00 for the Company’s common stock and for the period of time allowed for the Company to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2016	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

3